Trupanion Reports Second Quarter 2014 Results

SEATTLE, Aug. 27, 2014 /PRNewswire/ -- Trupanion, Inc. (NYSE:TRUP), a direct-to-consumer, monthly subscription business that provides medical plans to cats and dogs, today announced financial results for the second quarter of 2014.

"We had a solid second quarter; and yet, we have significant runway ahead of us because we are operating in what we believe is a massive, underpenetrated market," said Darryl Rawlings, CEO of Trupanion. "Our goal is to become the category leader in this market. Propelled by a superior product and a powerful, veterinarian-focused sales strategy, we believe we are well positioned to take advantage of this opportunity and assume a leading role in building the category."

Second Quarter 2014 Financial Highlights

  Total revenue for the second quarter of 2014 was $28.1 million, an increase of 42% from the second quarter of 2013.
  Subscription business revenue for the second quarter of 2014 was $25.4 million, an increase of 38% from the second quarter of 2013.
  Net Loss for the second quarter of 2014 was $3.5 million, compared to a net loss of $1.8 million for the second quarter of 2013. Adjusted EBITDA loss for the second quarter of 2014 was $2.5 million, compared to an adjusted EBITDA loss of $1.0 million for the second quarter of 2013. This loss is attributable primarily to spending related to continued expansion of Trupanion Express, public company preparedness, and a non-recurring severance charge. During the second quarter of 2014 we continued to invest in Trupanion Express, a software solution for veterinarians that enables direct-to-veterinarian claims payments and more efficient claims handling. We anticipate continuing to invest in initiatives such as Trupanion Express for the foreseeable future.
  As of June 30, 2014, Trupanion had $29.6 million in outstanding debt, which decreased to $14.9 million in July 2014.

Operating Metrics

  Total enrolled pets for the second quarter of 2014 was 194,617, an increase of 32% from the second quarter of 2013.
  Average monthly adjusted revenue per pet for the second quarter of 2014 was $43.90, an increase of 4% from the second quarter of 2013.
  The ratio of lifetime value of a pet (LVP) to average pet acquisition cost (PAC) or LVP:PAC ratio was 5.4 to 1.

Business Highlights

In July 2014, Trupanion sold 8,193,750 shares of common stock at a price of $10.00 per share in its initial public offering. The net proceeds, after deducting underwriting discounts and commissions and offering expenses, were approximately $73 million.

Business Outlook

  Total revenue is expected to be between $29 million and $30.2 million for the third quarter of 2014.
  Adjusted EBITDA is expected to be between $(4.3) million and $(3.1) million for the third quarter of 2014.
  Total revenue is expected to be between $114 million and $116 million for the full year 2014.
  Adjusted EBITDA is expected to be between $(11.8) million and $(9.8) million for the full year 2014.

Conference Call

Trupanion's management will host a conference call today to review its second quarter 2014 results and to discuss its financial outlook for the third quarter and full year 2014. The call is scheduled to begin at 2:00 p.m. PT/5:00 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion's website at Trupanion.com and will be archived online for 60 days upon completion of the conference call. Participants can access the conference call by dialing 1-888-317-6016 (United States), 1-855-669-9657 (Canada), or 1-412-317-6016 (international). A telephonic replay of the call will also be available, one hour after the completion of the call, by dialing 1-877-344-7529 (United States), 1-855-669-9658 (Canada), or 1-412-317-0088 (international) and entering the replay pin number: 10051103.

About Trupanion

Trupanion is a leading direct-to-consumer, monthly subscription business that provides medical plans to cats and dogs in the United States, Canada and Puerto Rico. As of June 30, 2014, Trupanion provided medical coverage to over 194,000 pets. The company is headquartered in Seattle, WA and can be found online at Trupanion.com. Trupanion's shares are traded on the New York Stock Exchange under the ticker symbol TRUP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding future operating results and expenditures. These forward-looking statements are based upon the current expectations and beliefs of Trupanion's management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability in the future; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions; actual claims expense not exceeding reserves; the effectiveness of Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to maintain the requisite amount of risk-based capital; the ability to recognize benefits from investments in new solutions and enhancements to our technology platform; and compliance with laws and regulations that apply to sale of a pet medical plan.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to Trupanion's Prospectus filed with the SEC pursuant to Rule 424(b)(4) on July 18, 2014 and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or the investor relation section of Trupanion's website at http://investors.trupanion.com.

Non-GAAP Financial Measures

Trupanion's stated results include certain non-GAAP financial measures, including adjusted revenue, contribution margin, acquisition cost and adjusted EBITDA, and non-GAAP expenses (General & Administrative, Sales & Marketing and Technology). Monthly adjusted revenue per pet is calculated in part based on adjusted revenue, a non-GAAP financial measure, that Trupanion defines as revenue from our subscription business segment excluding sign-up fee revenue and the change in deferred revenue between periods. Lifetime value of a pet is calculated in part based on contribution margin, a non-GAAP financial measure, that Trupanion defines as gross profit from our subscription business segment for the 12 months prior to the period end date excluding stock-based compensation expense related to cost of revenue from our subscription business segment, sign-up fee revenue and the change in deferred revenue between periods. Average pet acquisition cost is calculated in part based on acquisition cost, a non-GAAP financial measure ,that Trupanion defines as sales and marketing expenses, excluding stock-based compensation expense, net of sign-up fee revenue. Adjusted EBITDA is a non-GAAP financial measure that Trupanion defines as net loss excluding stock-based compensation expense, depreciation and amortization expense, interest income, interest expense, change in fair value of warrant liabilities and income tax expense (benefit).

Trupanion's non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on its reported financial results. Further, stock-based compensation expense and other items used in the calculation of adjusted EBITDA have been and will continue to be for the foreseeable future significant recurring expenses in Trupanion's business. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expenses, Trupanion believes that providing non-GAAP financial measures such as contribution margin, acquisition cost and adjusted EBITDA that exclude stock-based compensation expense and, in the case of adjusted EBITDA, the change in fair value of warrant liabilities allows for more meaningful comparisons between its operating results from period to period. Trupanion excludes sign-up fee revenue from the calculation of both adjusted revenue and contribution margin because it collects sign-up fee revenue from new members at the time of enrollment and consider it to be an offset to a portion of Trupanion's sales and marketing expenses. For this reason, Trupanion also nets sign-up fees with sales and marketing expenses in its calculation of acquisition cost. Trupanion excludes changes in deferred revenue from the calculation of both adjusted revenue and contribution margin in order to eliminate fluctuations caused by the timing of pet enrollment during the last month of any particular period in which such measures are being presented or utilized. Trupanion excludes the change in fair value of warrant liabilities from its calculation of adjusted EBITDA in order to eliminate fluctuations caused by changes in its stock price. Trupanion believes this allows it to calculate and present adjusted revenue, contribution margin and acquisition cost and the related financial measures it derives from them, as well as adjusted EBITDA, in a consistent manner across periods. Trupanion's non-GAAP financial measures and the related financial measures it derives from them are important tools for financial and operational decision-making and for evaluating its own operating results over different periods of time.

Trupanion has not reconciled adjusted EBITDA guidance to net income (loss) guidance because it does not provide guidance for stock-based compensation expense, depreciation and amortization, interest income, interest expense, change in fair value of warrant liabilities or income tax expense (benefit), which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of Trupanion's control and cannot be reasonably predicted, Trupanion is unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Adjusted EBITDA excludes provision for income taxes, interest expense, interest income, amortization of acquired intangible asset, depreciation and other amortization expense, and expenses related to stock-based compensation. Non-GAAP expenses exclude expenses related to stock-based compensation. Adjusted EBITDA excludes these expenses as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. Trupanion believes these adjustments provide useful comparative information to investors.

Trupanion considers these non-GAAP financial measures to be important because they provide useful measures of its operating performance and are used by its management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Trupanion's operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Contacts:

Investor Relations Website: http://investors.trupanion.com

Investors: Quynh Pham, Director, Investor Relations
InvestorRelations@trupanion.com
206.607.1940

Media: Britta Gidican, Director, Public Relations
MediaRelations@trupanion.com
206.607.1930

Trupanion, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share data)

	JUNE 30,	DECEMBER 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,288	$14,939
Investments in fixed maturities, at amortized cost (fair value: $14,071 and $16,088)	14,072	16,088
Accounts and other receivables	8,095	7,771
Prepaid expenses and other assets	1,059	935
Total current assets	32,514	39,733
Restricted cash	2,700	3,000
Investments in fixed maturities, at fair value (amortized cost: $1,000)	927	832
Property and equipment, net	5,167	3,124
Deferred offering costs	2,562	54
Intangible assets, net	4,880	4,910
Total assets	$48,750	$51,653
Liabilities, redeemable convertible preferred stock, and stockholders' deficit
Current liabilities:
Accounts payable	$4,179	$1,263
Accrued liabilities	4,372	3,660
Claims reserve	4,393	5,612
Deferred revenue	8,771	8,468
Short-term debt	1,200	900
Warrant liabilities	4,380	4,900
Other payables	1,313	1,138
Deferred tax liabilities	82	82
Total current liabilities	28,690	26,023
Long-term debt	24,997	25,199
Deferred tax liabilities	1,542	1,540
Other liabilities	792	166
Total liabilities	56,021	52,928
Contingencies (Note 6)
Redeemable convertible preferred stock: $0.00001 par value per share, 15,666,748 and 15,648,723 authorized at June 30, 2014 and December 31, 2013 and 14,944,945 and 14,857,989 shares issued and outstanding at June 30, 2014 and December 31, 2013.	32,724	31,724
Stockholders' deficit:
Common stock, $0.00001 par value per share, 26,000,000 shares authorized at June 30, 2014 and December 31, 2013 and 2,256,578 shares issued and outstanding at June 30, 2014; 2,236,641 shares issued and outstanding at December 31, 2013.	—	—
Special voting shares, $0.00001 par value per share, 2,500,030 shares authorized at June 30, 2014 and December 31, 2013 and 2,247,130 issued and outstanding at June 30, 2014 and December 31, 2013.	—	—
Additional paid-in capital	7,046	5,769
Accumulated other comprehensive loss	(45)	(164)
Accumulated deficit	(44,395)	(36,003)
Treasury stock, at cost: 620,979 shares at June 30, 2014 and December 31, 2013.	(2,601)	(2,601)
Total stockholders' deficit	(39,995)	(32,999)
Total liabilities, redeemable convertible preferred stock, and stockholders' deficit	$48,750	$51,653

Trupanion, Inc.
Condensed Consolidated Statements of Operations
(in thousands)
(unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2014	2013	2014	2013
	(in thousands)

Revenue:
Subscription business	$25,359	$18,368	$48,448	$35,385
Other business	2,731	1,474	5,282	2,299
Total revenue	28,090	19,842	53,730	37,684
Cost of revenue:
Subscription business(1)	20,518	14,698	39,121	28,171
Other business	2,422	1,315	4,703	2,076
Total cost of revenue	22,940	16,013	43,824	30,247
Gross profit:
Subscription business	4,841	3,670	9,327	7,214
Other business	309	159	579	223
Total gross profit	5,150	3,829	9,906	7,437
Operating expenses:
Sales and marketing(1)	2,810	2,268	5,456	4,840
Technology and development(1)	2,553	1,152	4,753	2,035
General and administrative(1)	3,292	2,022	6,078	3,949
Total operating expenses	8,655	5,442	16,287	10,824
Operating loss	(3,505)	(1,613)	(6,381)	(3,387)
Interest expense	726	143	1,468	266
Other (income) expense, net	(759)	73	522	181
Loss before income taxes	(3,472)	(1,829)	(8,371)	(3,834)
Income tax expense (benefit)	7	(5)	21	(84)
Net loss	$(3,479)	$(1,824)	$(8,392)	$(3,750)

(1) Includes stock-based compensation expense as follows:

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2014	2013	2014	2013
	(in thousands)
Cost of revenue	$64	$48	$145	$88
Sales and marketing	144	202	293	345
Technology and development	98	94	196	165
General and administrative	320	141	559	288
Total stock-based compensation expense	$626	$485	$1,193	$886

Trupanion, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	SIX MONTHS ENDED
	JUNE 30,
	2014	2013
Operating activities
Net loss	$(8,392)	$(3,750)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	729	419
Amortization of debt discount	470	8
Loss on disposal of equipment	48	—
Warrant expense	480	126
Stock-based compensation expense	1,193	886
Loss from equity method investment	—	52
Net amortization on bonds	4	11
Changes in operating assets and liabilities:
Accounts receivable	(320)	(4,623)
Prepaid expenses and other current assets	(121)	94
Accounts payable	75	(57)
Accrued liabilities	(428)	(406)
Claims reserve	(1,219)	2,123
Deferred revenue	303	3,423
Other payables	743	10
Net cash used in operating activities	(6,435)	(1,684)
Investing activities
Purchases of investment securities, held-to-maturity	(16,266)	(9,394)
Maturities of investment securities, held-to-maturity	18,277	9,106
Purchases of property and equipment	(2,268)	(877)
Net cash used in investing activities	(257)	(1,165)
Financing activities
Restricted cash	300	—
Advance on term loan	2,000	—
Deferred financing costs	(1,091)	—
Proceeds from exercise of stock options	46	374
(Repayment of) proceeds from line of credit	(300)	3,200
Net cash provided by financing activities	955	3,574
Effect of foreign exchange rates on cash, net	86	110
Net (decrease) increase in cash and cash equivalents	(5,651)	835
Cash and cash equivalents at beginning of period	14,939	4,234
Cash and cash equivalents at end of period	$9,288	$5,069

Trupanion, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Measures
(in thousands)
(unaudited)

The following table reflects the reconciliation of adjusted revenue to revenue:

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2014	2013	2014	2013
	(in thousands)
Revenue	$28,090	$19,842	$53,730	$37,684
Excluding:
Other business revenue	(2,731)	(1,474)	(5,282)	(2,299)
Change in deferred revenue	84	218	346	342
Sign-up fee revenue	(407)	(356)	(784)	(688)
Adjusted revenue	$25,036	$18,230	$48,010	$35,039

The following table reflects the reconciliation of contribution margin to gross profit:

	THREE MONTHS ENDED
	JUNE 30,
	2014	2013
	(in thousands)
Gross profit	$18,113	$14,263
Excluding:
Stock-based compensation expense	287	143
Other business segment gross profit	(1,086)	(267)
Sign-up fee revenue	(1,514)	(1,285)
Change in deferred revenue	1,111	761
Contribution margin	$16,911	$13,615

The following table reflects the reconciliation of acquisition cost to sales and marketing expenses:

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2014	2013	2014	2013
	(in thousands)
Sales and marketing expenses	$2,810	$2,268	$5,456	$4,840
Excluding:
Stock-based compensation expense	(144)	(202)	(293)	(345)
Net of:
Sign-up fee revenue	(407)	(356)	(784)	(688)
Acquisition cost	$2,259	$1,710	$4,379	$3,807

The following table reflects the reconciliation of adjusted EBITDA to net loss:

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2014	2013	2014	2013
	(in thousands)
Net loss	$(3,479)	$(1,824)	$(8,392)	$(3,750)
Excluding:
Stock-based compensation expense	626	485	1,193	886
Depreciation and amortization expense	419	214	729	419
Interest income	(18)	(27)	(36)	(57)
Interest expense	726	143	1,468	266
Change in fair value of warrant liabilities	(740)	28	480	126
Income tax expense (benefit)	7	(5)	22	(84)
Adjusted EBITDA	$(2,459)	$(986)	$(4,536)	$(2,194)

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